BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

07/22/2022

Work Order Item Number: W2022072201113-2266178
Filing Number: 20222496930
Filing Type: Amended and Restated Articles
Filing Date/Time: 7/22/2022 12:35:00 PM
Filing Page(s): 4

Indexed Entity Information:

Entity ID: E0607802011-6

Entity Name: Fortium Holdings Corp.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0607802011-6
Barbara K. Cegavske (signature)	Filing Number 20222496930
Secretary of State	Filed On 7/22/2022 12:35:00 PM
State Of Nevada	Number of Pages 4

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Fortium Holdings Corp. Entity or Nevada Business Identification Number (NVID): NV20111699990
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☒ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☒ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.217%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☒ Articles have been added. ☒ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) The articles have been amended and restated in their entirety (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] Chief Executive Officer Signature of Officer or Authorized Signer Title X ____________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
FORTIUM HOLDINGS CORP.,
a Nevada corporation

1. The name of the corporation is Fortium Holdings Corp. (the "Corporation").

2. The registered agent for service of process is VCORP SERVICES, LLC, 701 S. Carson Street, Suite 200, Carson City, NV, 89701, USA

This form must be accompanied by appropriate fees.

3. The purpose of the Corporation is to engage in any lawful activity.

4. The total authorized shares of capital stock of the Corporation is 205,000,000 shares, consisting of: (i) 200,000,000 shares of common stock, par value $0.0001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share, which shares of preferred stock may be issued from time-to-time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. In connection with the establishment of any such series of preferred stock, the Board of Directors may determine and fix the designation of and the number of shares comprising such series, and such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes (the "NRS").

5. Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

6. Indemnification.

(a) To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the NRS permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise required or permitted by Sections NRS 78.751 and 78.7502 of the NRS. Any amendment, repeal or modification of the foregoing provisions of this Section 6 shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

(b) Notwithstanding the indemnification provided for by this Section 6, the Corporation's Bylaws, or any written agreement, such indemnity shall not include any advancement of expenses incurred by such indemnitees relating to or arising from any proceeding in which the Corporation asserts a direct claim against an indemnitee, or an indemnitee asserts a direct claim against the Corporation, whether such claim is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise. Following the termination of any proceeding, the Corporation may provide indemnification in accordance with this Section 6, the Company's Bylaws, any written agreement or the NRS.

7. Exclusive Jurisdiction and Venue.

(a) Nevada Courts. These Articles of Incorporation and the internal affairs of the Corporation shall be governed by and interpreted under the laws of the State of Nevada, excluding its conflict of laws principles. Unless the Corporation consents in writing to the selection of an alternative forum, the State Courts located in the State of Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation (except to the extent that the Securities Exchange Act of 1934 provides otherwise), (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer (or affiliate of any of the foregoing) of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the NRS or the Corporation's Articles of Incorporation or Bylaws, or (iv) any other action asserting a claim arising under, in connection with, and governed by the internal affairs doctrine.

(b) United States District Court. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

(c) Venue. The United States District Court for the District of Nevada shall be the exclusive venue with respect to any cause of action arising under the Securities Act of 1933 or the Securities Exchange Act of 1934.

(d) Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.